Exhibit 23.1

CONSENT OF ERNST & YOUNG, LLP

Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use in this Annual Report on Form 40-F of our reports dated January 8, 2014 with respect to the consolidated statements of financial position of Nordion Inc. (the “Company”) as at October 31, 2013 and 2012 and the consolidated statements of operations, shareholders’ equity and comprehensive income (loss) and cash flows for each of the years in the three year period ended October 31, 2013 and the effectiveness of internal control over financial reporting of the Company as at October 31, 2013, which appear in the Company’s 2013 Annual Report to Shareholders.

We also consent to the incorporation by reference of our reports dated January 8, 2014 in the following Registration Statements of the Company:

1.	Registration Statement (Form S-8 No. 333-12058),
2.	Registration Statement (Form S-8 No. 333-13538), and
3.	Registration Statement (Form S-8 No. 333-170783).

/s/ Ernst & Young LLP

Ottawa, Canada

January 8, 2014